EXHIBIT 31.2

FORM 10-KSB CERTIFICATION

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED
PURSUANT TO SECTION 302 OF THE SARBANE-OXLEY ACT.

I, Robert T. Malasek, certify that:
1.	I have reviewed this annual report on Form 10-KSB of Naturewell, Incorporated for the year ending June 30, 2008;
2.

Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of small business issuer as of, and for, the periods presented in this report;

4.

The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for small business issuer and have:

a.

Designed such disclosure controls and procedures to ensure that material information relating to small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in small business issuer's internal controls over financial reporting that occurred during small business issuer's most recent fiscal quarter that has materially affected or is reasonably likely to materially affect, small business issuer's internal control over financial reporting.

5.

The small business issuer's other certifying officer and I have disclosed, based on my most recent evaluation of internal control over financial reporting, to small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect small business issuer's ability to record, process, summarize and report financial information; and

	b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in small business issuer's internal control over financial reporting.

Date: October 20, 2008		/s/ ROBERT T. MALASEK Robert T. Malasek Chief Financial Officer